Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-104458 and No. 333-01649 on Forms S-8 of our report dated June 27, 2012, relating to the financial statements and the related supplemental schedule of the West Coast Bancorp 401(k) Plan appearing in this Annual Report on Form 11-K of the West Coast Bancorp 401(k) Plan for the year ended December 31, 2011.

/s/ Moss Adams LLP

Portland, Oregon
June 27, 2012